Exhibit 10.7
NET PROFITS INTEREST AGREEMENT

GULF COAST OIL CORPORATION

“WI Owner”

and

VALENS U.S. SPV I, LLC

and

VALENS OFFSHORE SPV II, CORP.

“Assignees”

Dated as of

November 20, 2007

NET PROFITS INTEREST AGREEMENT

THIS NET PROFITS INTEREST AGREEMENT (“Agreement”) is made and entered into as of this 20th day of November, 2007, and is between GULF COAST OIL CORPORATION, a Delaware corporation (“WI Owner”), and VALENS U.S. SPV I, LLC, a Delaware limited liability company, and VALENS OFFSHORE SPV II, CORP., a Delaware corporation (collectively, “Assignees”).

W I T N E S S E T H:

WHEREAS, WI Owner is the owner of various interests in the Leases; and

WHEREAS, WI Owner desires to drill fourteen (14) Hydrocarbon wells on the Leases financed, in part, by loans provided to WI Owner by the Creditor Parties pursuant to the Securities Purchase Agreement; and

WHEREAS, as a condition to the obligation of the Creditor Parties to make the loans provided for in the Securities Purchase Agreement, WI Owner must convey to Assignees a Net Profits Interest to be discharged out of Hydrocarbons produced from the wells financed, in part, by the Creditor Parties pursuant to the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and obligations of the Parties contained herein and the benefits to be received by Assignees pursuant to the Securities Purchase Agreement, Assignees and WI Owner agree as follows:

ARTICLE 1.

DEFINITIONS

1.1           Defined Terms.  In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the capitalized expressions and terms set forth in Schedule 1.1 shall have the meanings set forth therein, unless expressly indicated otherwise.  Other terms may be defined elsewhere in this Agreement and shall, for purposes hereof, have the meanings so specified, unless expressly indicated otherwise.

1.2           References.  The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereto,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement.  References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified.

1.3           Articles and Sections.  This Agreement, for convenience only, has been divided into articles and sections.  The rights and other legal relations of the Parties shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles and sections.

1.4           Number and Gender.  Whenever the context requires, reference herein made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

ARTICLE 2.

CONVEYANCE OF NET PROFITS INTEREST

Subject to and in accordance with the terms hereof, and in satisfaction of the terms of Section 3.2 of the Securities Purchase Agreement, WI Owner agrees to convey to Assignees, effective as of the Effective Date, the Net Profits Interest.  The specific terms and conditions applicable to the Net Profits Interest are set forth in the NPI Conveyance.  Concurrently with the execution of this Agreement, (a) WI Owner and Assignees have executed, acknowledged, and delivered counterparts of the NPI Conveyance in sufficient numbers to permit recording and filing in all relevant jurisdictions, and (b) WI Owner has delivered to Assignees all consents, waivers, and other matters pertaining to the Subject Interests required to be obtained by WI Owner to cause the representation and warranty contained in Section 3.1(g) to be true and correct with respect to the Subject Interests as of the date of execution hereof.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF WI OWNER

3.1           Representations and Warranties of WI Owner.  As a principal cause and material inducement to Assignees to execute this Agreement and the NPI Conveyance and to consummate the transactions described herein and therein, WI Owner hereby represents and warrants to Assignees, as follows:

(a)           WI Owner is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and is qualified to do business in, and is in good standing under the Laws of, the State of Texas.  WI Owner has all requisite legal right, power, and authority to own and operate its properties (including, without limitation, the Assets) and to carry on its business as now conducted.

(b)           WI Owner has full capacity, legal right, power, and authority to enter into and perform this Agreement, the NPI Conveyance, and the transactions contemplated herein and therein.  The execution, delivery, and performance by WI Owner of this Agreement, the NPI Conveyance, and the transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary corporate action of WI Owner.  This Agreement and the NPI Conveyance have been duly executed and delivered by WI Owner.  This Agreement and the NPI Conveyance constitute the legal, valid, and binding obligations of WI Owner, enforceable against WI Owner in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           The execution, delivery, and performance by WI Owner of this Agreement and the NPI Conveyance do not and will not (i) conflict with or result in a breach of any of the provisions of the organizational and governing documents of WI Owner; (ii) violate any provision of any Law or any order, writ, judgment, decree, or determination currently in effect having applicability to WI Owner; (iii) result in a breach of or constitute a default under any indenture, bank loan, securities purchase agreement, credit agreement, Lease, Property Agreement, Marketing Agreement, or other agreement or instrument to which WI Owner is a party or by which WI Owner or the Assets may be currently bound or affected; or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge, or other encumbrance upon any of the Assets under any such indenture, bank loan, securities purchase agreement, credit agreement, Lease, Property Agreement, Marketing Agreement, or other agreement or instrument.  WI Owner is not in default under any such order, writ, judgment, decree, determination, indenture, agreement, or instrument in any way that now or in the future will materially adversely affect the ability of WI Owner to perform its obligations under this Agreement or the NPI Conveyance.

(d)          Upon the due execution and delivery by WI Owner of the NPI Conveyance, the Net Profits Interest will constitute an interest in real property under the Laws of the State of Texas.

(e)           Except as set forth on Schedule 3.1(e), there is no suit, action, Claim, investigation, or inquiry by any person or entity or by any administrative agency or governmental body, and no legal, administrative, or arbitration proceeding (including, without limitation, bankruptcy or insolvency-related proceedings) pending or, to WI Owner’s Knowledge, threatened against WI Owner or the Assets, or to which WI Owner is a party, that reasonably may be expected to (i) result in the material impairment of WI Owner’s title to any of the Subject Interests; (ii) hinder or impede the operation of all or any portion of the Leases; (iii) cause the Leases to be subject to reduced rates of production or other penalties because of Hydrocarbon production in excess of applicable allowables or otherwise; or (iv) otherwise have a material adverse effect upon (A) the Subject Interests, (B) the validity or enforceability of this Agreement or the NPI Conveyance, (C) the ability of WI Owner to consummate the transactions contemplated in this Agreement or perform its obligations under the NPI Conveyance, or (D) generally the business, properties, assets, or condition, financial or otherwise, of WI Owner.

(f)           No authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the valid execution, delivery, and performance by WI Owner of this Agreement and the NPI Conveyance.

(g)           Except as set forth in Schedule 3.1(g), none of the Subject Interests is subject to a preferential right to purchase, third Person consent to assignment requirement, right of first refusal, right of first offer or similar right or restriction, the operation of which is triggered by the execution and delivery of this Agreement or the NPI Conveyance.  All consents to assignment and waivers of preferential purchase or other rights necessary to permit the valid conveyance to Assignees of the Net Profits Interest and the execution and delivery of this Agreement and the NPI Conveyance have been obtained or the time for giving such consents or waivers has expired following a written request therefor.  All advance notifications to third Persons of the transactions contemplated herein and in the NPI Conveyance necessary to permit the valid conveyance to Assignees of the Net Profits Interest and the execution and delivery of this Agreement and the NPI Conveyance have been timely and properly given.

(h)           The Subject Interests are free and clear of any liens, mortgages, deeds of trust, pledges, security interests, or other encumbrances, except as set forth on Schedule 3.1(h).

(i)           All Taxes imposed or assessed with respect to, measured by, charged against, or attributable to the Subject Interests have been duly paid.

(j)           Each Lease is in full force and effect, at a minimum, with respect to the lands described in conjunction therewith on Exhibit A as comprising the Subject Interests.  WI Owner is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by WI Owner, with respect to any of its obligations under any Lease, and, to WI Owner’s Knowledge, no other Person owning any interest in any Lease is in material breach or material default with respect to any of its obligations thereunder.  No lessor under any Lease has given or, to WI Owner’s Knowledge, threatened to give notice of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease or any provision thereof.  None of the Leases is subject to a limitation as to depths covered.

(k)           WI Owner has correctly made, or caused to be correctly made, all payments, including, without limitation, royalties, rentals, shut-in well payments, and other lease maintenance payments, due in respect of the Leases thereunder.

(l)            Each Lease authorizes surface operations on the lands covered thereby for the drilling, development, operation, and production of Hydrocarbon wells, or for those Leases as to which surface operations are restricted or impractical for operational or regulatory reasons, there exist Leases covering contiguous acreage from which surface operations with respect to such surface-restricted Leases may be conducted.

(m)           There are no agreements, instruments, or documents affecting the Subject Interests other than the Property Agreements and the Marketing Agreements described on Schedule 3.1(m).  WI Owner has furnished or made available to Assignees true and complete copies of all of the Property Agreements and Marketing Agreements.  With respect to the Property Agreements and Marketing Agreements:  (i) all of the Property Agreements and Marketing Agreements are in full force and effect; (ii) WI Owner is not in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a breach or default by WI Owner, with respect to any of its obligations under any Property Agreement or Marketing Agreement; (iii) to WI Owner’s Knowledge, no other Person who is a party thereto is in material breach or material default with respect to any of its obligations under any Property Agreement or Marketing Agreement; and (iv) neither WI Owner nor, to WI Owner’s Knowledge, any other party to any Property Agreement or Marketing Agreement has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of such Property Agreement or Marketing Agreement or any provision thereof.

(n)           Except as set forth on Schedule 3.1(n), the Subject Interests are not subject to any area of mutual interest provision, interest reversion or conversion, or other contract or provision thereof under which WI Owner or Assignees may be obligated to make assignments to third parties of interests in any Subject Interest prior to the Effective Date.

(o)           All costs and expenses incurred in connection with the operation of the Subject Interests for which WI Owner is responsible and has received invoices from the operator(s) thereof have been paid, and there are no outstanding calls or payments due from WI Owner under the terms of the Property Agreements or the Marketing Agreements.  Neither the Leases nor the Property Agreements contain any expressed contractual obligations to drill additional wells or to engage in other development operations, except for obligations arising under offset well provisions and obligations arising under Property Agreements that allow the parties thereto to elect whether to participate.  There are no material operations on any Lease under any of the Property Agreements with respect to which either WI Owner or any other Person has become a non-consenting party.

(p)           The Subject Interests are not subject to any regulatory refund obligation, and, to WI Owner’s Knowledge, there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would give rise to such a regulatory refund obligation.

(q)           No third party has any call, right of first refusal, or preferential right to purchase any Hydrocarbons produced from or allocable to the Subject Interests.

(r)            Except as set forth in Schedule 3.1(r), WI Owner is not a party to or bound by, and the Subject Interests and the Hydrocarbons attributable thereto are not encumbered or affected by, any gas balancing, deferred production, gas banking, or similar agreement or arrangement.  Except as shown on Schedule 3.1(r), WI Owner is not in an “overlift,” “overproduced,” “underproduced”, or similar status under any such agreement or arrangement.

(s)           Neither the Subject Interests nor the Hydrocarbons attributable thereto are subject to any contract, agreement, or arrangement (including, without limitation, advance payment agreements, prepayments, take-or-pay makeup obligations, or otherwise) whereby the owner of the Hydrocarbons or any part thereof is not entitled to convey the Hydrocarbons or to market the Hydrocarbons and to obtain the full market price or value of the same at the time of delivery.

(t)           To WI Owner’s Knowledge, no Casualty Event or Environmental Liability adversely affecting any material portion of the Subject Interests or the operation thereof, or adversely affecting the ability of WI Owner to perform its obligations under this Agreement or the NPI Conveyance, has occurred or accrued.

(u)           WI Owner and, to WI Owner’s Knowledge, the operators of the Leases, have complied in all material respects with all Laws (including, without limitation, Environmental Laws), licenses, and permits relating to the Assets, other than violations that could not (either individually or collectively) reasonably be expected to have a Material Adverse Effect on WI Owner.  WI Owner and, to WI Owner’s Knowledge, the operator(s) of the Leases, as applicable, have all approvals, authorizations, consents, licenses, and permits from Governmental Authorities required under applicable Laws (including, without limitation, Environmental Laws) in connection with the ownership and operation of the Leases, and have properly made all filings necessary or appropriate to obtain such approvals, authorizations, consents, licenses, and permits.  All of such licenses, permits, filings, approvals, authorizations, and consents are in full force and effect.  Neither WI Owner nor, to WI Owner’s Knowledge, any other Person has received notice from any Governmental Authority having jurisdiction over the Leases that any such applicable Law, permit, license, or filing has been violated or not complied with by WI Owner or any other Person.

(v)           Without limiting the representations and warranties contained in Section 3.1(u), WI Owner has not (i) received notice or otherwise learned of any Environmental Liability in, on, affecting, or otherwise relating in any way to any Lease that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on WI Owner arising in connection with (A) any non-compliance with or violation of any Environmental Law or (B) the Release (or threatened Release) of a Hazardous Substance, or (ii) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release (or threatened Release) of a Hazardous Substance in, on, affecting, or otherwise relating in any way to any Lease for which WI Owner may be liable.  No Release of Hazardous Substances by WI Owner in, on, from, affecting, or relating in any way to any Lease or any property of WI Owner adjacent thereto has occurred, and WI Owner has not received any Environmental Complaint.

(w)           There are no bankruptcy, insolvency, reorganization, or arrangement proceedings pending, being contemplated by, or to WI Owner’s Knowledge, threatened against WI Owner or any Affiliate that controls WI Owner.

ARTICLE 4.

MISCELLANEOUS

4.1           Further Assurances.  WI Owner and Assignees agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful to effectuate the conveyance of the Net Profits Interest and to carry out the purposes of this Agreement and the NPI Conveyance.

4.2           Survival.  The representations, warranties, covenants, agreements, and indemnities in this Agreement shall survive the execution and delivery of the NPI Conveyance and the consummation of the transactions described herein and therein.

4.3           Expenses; Taxes.  WI Owner shall bear and pay all fees, costs, and expenses incurred by both WI Owner and Assignees in negotiating this Agreement and the NPI Conveyance and consummating the transactions contemplated herein and therein.  All required documentary, filing, and recording fees and expenses incurred in connection with the filing and recording of the NPI Conveyance, as well as all state sales and use taxes and real estate transfer taxes (including any applicable interest or penalties) incurred or imposed with respect to the transactions described in this Agreement and the NPI Conveyance, shall be borne and paid by WI Owner.  Each Party shall assume responsibility for, and shall bear and pay, all federal and state income, franchise, and other similar taxes (including any applicable interest or penalties) incurred by or imposed upon such Party with respect to the transactions described in this Agreement.  Prior to the Effective Date, all Taxes based upon or measured by the ownership of the Subject Interests, Hydrocarbon production therefrom, or the receipt of proceeds thereof, shall be borne and paid by WI Owner, and after the Effective Date, shall be allocated as set forth in the NPI Conveyance.

4.4           Notices.  All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be (a) delivered personally, (b) mailed by certified U.S. mail, postage prepaid and return receipt requested, (c) sent by bonded courier, or (d) sent by facsimile, as follows:

If to WI Owner: Gulf Coast Oil Corporation 5851 San Felipe, Suite 775 Houston, Texas 77057 Attention: Chief Financial Officer Facsimile No.: (713) 266-4358
If to Assignees:

Valens U.S. SPV I, LLC
Valens Offshore SPV II, Corp.
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York  10017
Attention:  Portfolio Services
Facsimile No.:  (212) 581-5037

with a copy to: David M. Loev, Esquire The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Facsimile No.: (713) 524-4122	with a copy to: Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154 Attention: Scott J. Giordano, Esq. Facsimile No.: (212) 407-4990

and to: Jackson Walker L.L.P. 1401 McKinney, Suite 1900 Houston, Texas 77010 Attention: Michael P. Pearson, Esquire Facsimile No.: (713) 752-4221

or to such other place within the United States of America as either Party may designate as to itself by written notice to the other.  All notices given by personal delivery, courier, or mail shall be effective on the date of actual receipt at the appropriate address.  Notice given by telecopier shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next Business Day after receipt if received after the recipient’s normal business hours.

4.5           Indemnification.

(a)           Notwithstanding the execution of the NPI Conveyance, regardless of any investigation made at any time by or on behalf of Assignees or any information Assignees may have, and regardless of the presence or absence of insurance, WI Owner shall indemnify and hold harmless Assignees and Assignees’ respective successors, assigns, Affiliates, shareholders, partners, members, directors, officers, managers, employees, agents, and representatives (collectively, the “Indemnified Parties”) from and against any and all Claims caused by, arising out of, resulting from, or relating in any way to, and shall pay the Indemnified Parties any sum that the Indemnified Parties pay or become obligated to pay on account of: (i) any breach or default in the performance by WI Owner of any covenant or agreement of WI Owner contained in this Agreement or the NPI Conveyance; (ii) any breach of a warranty or an inaccurate or erroneous representation made by WI Owner in this Agreement or the NPI Conveyance; and (iii) all liability or obligation to third Persons (including, without limitation, liabilities resulting from injury to or death of any Person, Persons, or other living things, or loss or destruction of or damage to property, as well as Environmental Liabilities), whether arising in contract, in tort, or by operation of Law, arising out of, resulting from, or relating in any way to the ownership, use, possession, and operation of the Assets and the production, handling, and marketing of Hydrocarbons therefrom by WI Owner; provided, however, that in no event shall the terms of this Section 4.5(a) be deemed to create personal liability on the part of WI Owner with respect to the satisfaction or discharge of the Net Profits Interest.  IT IS THE INTENT OF THE PARTIES THAT THE FOREGOING INDEMNITY BE WITHOUT REGARD TO THE CAUSE OR CAUSES OF THE CLAIM TO BE INDEMNIFIED, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ASSIGNEES, OR EITHER OF THEM, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, OR ACTIVE OR PASSIVE, OR THE STRICT LIABILITY OF ASSIGNEES, OR EITHER OF THEM.

(b)           Assignees shall give to WI Owner prompt written notice and particulars of any Claim for which indemnification is sought.  At its option, WI Owner may:  (i) permit Assignees to respond to the Claim in the manner set forth in its notice; or (ii) assume responsibility for and conduct the negotiation, defense, or settlement of the Claim; provided, however, that Assignees shall at all times have the right to participate in the defense thereof and to be represented, at their sole expense, by counsel selected by them.  No such Claim shall be compromised or settled by either WI Owner or Assignees, as applicable, in any manner that might adversely affect the interest of the other Party without the prior written consent of such other Party.

4.6           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES.

4.7           Limitation on Damages.  For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief.  NEITHER WI OWNER NOR ASSIGNEES SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW, OR OTHERWISE AS TO ANY MATTER RELATING TO THIS AGREEMENT, THE NPI CONVEYANCE, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  Without limiting the foregoing, if the NPI Conveyance or any Lease is rejected as an unexpired lease or executory contract pursuant to any of the terms of Section 365 of the United States Bankruptcy Code, the damages recoverable as a result of such rejection shall equal the value as of the date of rejection of the future obligations remaining under the NPI Conveyance at the time of the rejection, determined in a commercially reasonably manner.

4.8           Successors and Assigns.

(a)           This Agreement shall be binding upon and, subject to the following restriction, shall inure to the benefit of the Parties and their respective permitted successors and assigns.  Nothing contained herein shall in any way limit or restrict the right of Assignees, or Assignees’ successors and assigns, to sell, convey, assign, transfer, mortgage, pledge, or create a lien or security interest in their respective rights or obligations hereunder in whole or in part; provided, however, that (i) any such transfer shall expressly be made subject to the terms of this Agreement and the NPI Conveyance and (ii) the prospective transferee from Assignees shall expressly agree to assume and perform all of Assignees’ covenants and obligations under the terms of this Agreement and the NPI Conveyance.  WI Owner shall not Transfer its rights or obligations hereunder separately from the Subject Interests without the prior written consent of Assignees.

(b)           Transfers by WI Owner of the Subject Interests shall be subject to the terms of Section 7.2 of the NPI Conveyance.  In the event of a Transfer by WI Owner that includes only the Subject Interests, or any portion thereof, and Net Profits Interest attributable thereto, WI Owner shall pay to Assignees, as consideration for Assignees’ reconveyance to WI Owner of the Net Profits Interest in advance of such Transfer as required under Section 7.2(b) of the NPI Conveyance, an amount equal to forty-nine percent (49%) of the total purchase price (net of all applicable adjustments) to be paid by the prospective transferee to WI Owner with respect to the Subject Interests (including the Net Profits Interest) being Transferred as part of the same transaction or series of transactions.

(c)           In the event of a Transfer by WI Owner that includes the Subject Interests, or any portion thereof, and the Net Profits Interest attributable thereto, as part of a larger transaction, WI Owner shall pay to Assignees, as consideration for Assignees’ reconveyance to WI Owner of the Net Profits Interest in advance of such Transfer as required under Section 7.2(b) of the NPI Conveyance, an amount equal to forty-nine percent (49%) of the portion of the total purchase price (net of all applicable adjustments) to be paid by the prospective transferee to WI Owner with respect to all properties, assets, and interests of every kind and character being Transferred by WI Owner to such prospective transferee as part of the same transaction or series of related transactions that is allocable, under the terms of the relevant acquisition document(s), to the Subject Interests, or the portion thereof being Transferred, and the Net Profits Interest attributable thereto.  Notwithstanding the preceding sentence of this Section 4.8(c) to the contrary, in the absence of such an allocation of values to the individual properties, assets, and interests being Transferred in the relevant acquisition documents, or if Assignees determine, in the good faith exercise of their business judgment, that the values allocated to the relevant Subject Interests (including the Net Profits Interest) set forth in the acquisition documents are not at least equivalent to the values established for such Subject Interests (including the Net Profits Interest) in the most recent reserve report provided by WI Owner to the Creditor Parties pursuant to Section 6.18 of the Securities Purchase Agreement (adjusted to reflect production from or allocable to such Subject Interests during the period from the effective date of such reserve report through the effective date of the Transfer), the consideration payable to Assignees for the reconveyance to WI Owner of the Net Profits Interest, or relevant portion thereof, in advance of such Transfer shall be an amount equal to forty-nine percent (49%) of the values established for the Subject Interests being transferred (including the Net Profits Interest) in such reserve report.

4.9           Unenforceable or Inapplicable Provisions.  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Assignees, and their successors and assigns, in order to effectuate the terms hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

4.10           Execution in Counterparts. This Agreement has been executed in several counterparts, each of which shall be deemed to be an original and all of which are identical.  All of such counterparts together shall constitute but one and the same agreement.  All of said documents are integral parts of one consolidated transaction and are to be construed as a single transaction.

4.11           Entire Agreement.  This Agreement, together with the NPI Conveyance, shall constitute the entire agreement between the Parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, expressed or implied, pertaining to the subject matter hereof which are not contained herein or therein.

4.12           Amendment; Waiver.  This Agreement shall not be modified or changed except in writing signed by all Parties.  No provision of this Agreement shall be waived except in writing signed by the Party granting the waiver.  A waiver of any breach or a failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

EXECUTED on the date first set forth above.

WI OWNER:

GULF COAST OIL CORPORATION

By:  /s/ Edward R. DeStefano

  Edward R. DeStefano

  President and Chief Executive Officer

ASSIGNEES:

VALENS U.S. SPV I, LLC

By:           Valens Capital Management, LLC,
its Investment Manager

By:   /s/ Patrick Regan
Name:  Patrick Regan

          Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:           Valens Capital Management, LLC,
its Investment Manager

By:   /s/ Patrick Regan
Name:  Patrick Regan

          Authorized Signatory

SCHEDULES

Schedule 1.1	-	Definitions
Schedule 3.1(e)	-	WI Owner’s Litigation
Schedule 3.1(g)	-	Preferential Purchase Rights; Required Third Person Consents to Assignment
Schedule 3.1(h)	-	Liens and Encumbrances
Schedule 3.1(m)	-	Property Agreements; Marketing Agreements
Schedule 3.1(n)	-	Future Assignment Obligations
Schedule 3.1(r)	-	Production Imbalances and Related Items

EXHIBITS

Exhibit A	-	Subject Interests
Exhibit B	-	Form of Conveyance of Net Profits Overriding Royalty Interest

SCHEDULE 1.1

Definitions

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

 “Business Day” means any day which is not a day on which national banking institutions in New York, New York, are closed as authorized or required by Law.

“Casualty Event” means, with respect to all or any material portion of an Asset, any destruction by fire, blowout, leak, explosion, or other casualty (above or below ground) or any taking, or pending or threatened taking, in condemnation or under the right of eminent domain, of any Asset or portion thereof.

“Central Time” means Central Standard Time or Central Daylight Savings Time, as in effect in Dallas, Texas, on the day in question.

“Claims” means any and all claims, demands, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, controversies, losses, judgments, damages, liabilities, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies, including, without limitation, reasonable attorneys’ fees and other costs and expenses of the Party defending a claim incident to the investigation and defense thereof that results in litigation or arbitration, or the settlement of any claim, or, in the case of a claim subject to indemnification hereunder, the enforcement by the Party receiving indemnification of the provisions of Section 4.5, as applicable.

“Creditor Parties”, as defined in the Securities Purchase Agreement, means, collectively, Assignees, as “Purchasers” under the terms of the Securities Purchase Agreement, and LV Administrative Services, Inc., as administrative and collateral agent for each Purchaser.

“Effective Date” means 7:00 A.M., Central Time, on the first Day of the Month following the first to occur of (a) the payment in full by WI Owner to Assignees of all amounts (including principal and accrued interest) owed by WI Owner under the terms of the Notes, or (b) the “Maturity Date” of the Notes (as such term is defined therein).

“Environmental Complaint” means any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any governmental authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Lease, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Lease or the business conducted thereon.

“Environmental Laws” means (a) the following federal laws as they may be cited, referenced, and amended from time to time:  the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which any Asset is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or Release of Hazardous Substances.

“Environmental Liability”  means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

“Environmental Lien” means a lien in favor of a Governmental Authority or other Person for (a) any liability under an Environmental Law or (b) damages arising from or costs incurred by such Governmental Authority or other Person in response to a Release (or threatened Release) of Hazardous Substances into the environment.

“Governmental Authority” means any governmental or quasi-governmental federal, state, provincial, county, city, or other political subdivision of the United States, any foreign country, or any department, bureau, agency, commission, court, or other statutory or regulatory body or instrumentality thereof.

“Hazardous Substances” shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” or “toxic substances” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws.

“Hydrocarbons” shall have the meaning given that term in the NPI Conveyance.

The term “Indemnified Parties” is defined in Section 4.5(a).

“Knowledge” means, for purposes of Article 3, (a) knowledge of those matters of which a Person is charged with constructive notice under applicable Law, and (b) actual knowledge.

“Laws” means all constitutions, laws, statutes, ordinances, rules,  and regulations of the United States, any foreign country, or any domestic or foreign state, and any local, state, or federal political subdivision or agency thereof, as well as all decisions of courts having the effect of law in each such jurisdiction.

“Leases” means the oil and gas leases, fee mineral interests, and other interests described, referred to, or identified in Exhibit A as to all lands covered thereby (or the applicable part or portion thereof if specifically limited in depth and/or areal extent), together with, in the case of an oil and gas lease, any renewal or extension of such lease (as to all or any part or portion thereof), and any replacement lease taken upon or in anticipation of the expiration or termination of such lease (if executed and delivered during the term of or within one (1) year after expiration of the predecessor lease), as to all lands and depths described in the predecessor lease (unless the predecessor lease is specifically limited in depth or areal extent, in which event only such portion of such lease shall be considered a renewal or extension or a replacement lease subject to this Agreement).

“Marketing Agreements” means the Hydrocarbon processing, sale, purchase, exchange, gathering, transportation, and other marketing-related contracts, agreements, and rights owned by WI Owner or to which WI Owner is a party and that are appurtenant to or affect the Subject Interests, described more particularly on Schedule 3.1(m).

“Material Adverse Effect” shall have the meaning given to that term in the Securities Purchase Agreement.

“NPI Conveyance” means the Conveyance of Net Profits Overriding Royalty Interest to be executed by WI Owner in favor of Assignee with respect to the Net Profits Interest, substantially in the form attached hereto as Exhibit B.

“Net Profits Interest” means the net profits overriding royalty interest to be conveyed by WI Owner to Assignee out of the Subject Interests as provided in this Agreement, subject to and in accordance with the terms of the NPI Conveyance.

“Notes” mean, collectively, (a) the Secured Term Note dated of even date herewith, from WI Owner to Valens U.S. SPV I, LLC, in the original principal amount of $3,100,000.00, and (b) the Secured Term Note dated of even date herewith, from WI Owner to Valens Offshore SPV II, Corp., in the original principal amount of $4,000,000.00.

“Parties” shall mean, collectively, WI Owner and Assignees.

“Permitted Encumbrances” shall have the meaning given that term in the NPI Conveyance.

“Person” means any individual, natural person, corporation, joint venture, partnership, limited partnership, limited liability company, limited liability partnership, trust, estate, business trust, association, governmental entity or other entity.

“Property Agreements” means all of the operating agreements, unit operating agreements, processing plant operating agreements, pooling and unitization agreements, and other contracts, agreements, and rights owned by WI Owner, in whole or in part, to the extent that they are appurtenant to or affect the Subject Interests, described more particularly on Schedule 3.1(m).

“Release of Hazardous Substances” means any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant governmental authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Lease, with respect to which WI Owner is legally obligated to respond under applicable Environmental Laws by notifying the relevant governmental authority, investigating, or undertaking corrective action.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated of even date herewith, between Gulf Coast Oil Corporation, the purchasers from time to time a party thereto, and LV Administrative Services, Inc., as administrative and collateral agent for each purchaser.

“Subject Interests” means:  (a) the undivided leasehold interests and the associated net revenue interests of WI Owner described more particularly on Exhibit A in and to the Leases and the other rights and interests described more particularly in Exhibit A, INSOFAR ONLY AS the Leases cover and include the lands identified in Exhibit A, which comprise the drill site locations for the proposed wells listed on Exhibit A, all as provided in Exhibit A; (b) all rights, titles, and interests of WI Owner in and to all Hydrocarbons produced, saved, and marketed from or allocable to the proposed Hydrocarbon wells listed on Exhibit A once such wells are drilled and completed, and any Hydrocarbon wells drilled thereafter on the Leases, INSOFAR ONLY AS the Leases cover and include the lands identified in Exhibit A, and any unit into which any such Lease, INSOFAR ONLY AS such Lease covers and includes the lands identified in Exhibit A, is pooled or unitized; and (c) any and all other rights, titles, and interests of WI Owner in or with respect to all voluntary or compulsory pooling or unitization agreements or orders, farmout agreements, farmin agreements, operating agreements, Hydrocarbon purchase and sale agreements, licenses, permits, and all other contracts of any kind whatsoever covering or affecting the production or marketing of Hydrocarbons from the Leases, INSOFAR ONLY AS the Leases cover and include the lands identified in Exhibit A, and any unit into which any such Lease, INSOFAR ONLY AS such Lease covers and includes the lands identified in Exhibit A, is pooled or unitized, and attributable to the interests of WI Owner therein.

“Taxes” means all ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, gross receipts, Btu, energy, excise, and other taxes and governmental charges and assessments imposed on the Subject Interests, the Net Profits Interest, the Hydrocarbons attributable thereto, or the proceeds therefrom, other than income, franchise, or similar taxes.

“Transfer” means, for purposes of Section 4.8, as applicable, (a) a sale, exchange, assignment, conveyance, gift, bequest, devise, disposition, or other direct transfer of title to an asset, (b) a transfer of the equity interests of the Person owning the relevant asset or, in the case of an entity other than an individual, the direct parent of such entity, or (c) a merger, consolidation, reorganization, or other business combination of such Person or, in the case of an entity other than an individual, the direct parent of such entity.

SCHEDULE 3.1(e)

WI OWNER’S LITIGATION

None.

SCHEDULE 3.1(g)

PREFERENTIAL PURCHASE RIGHTS; REQUIRED THIRD

PERSON CONSENTS TO ASSIGNMENT

None.

SCHEDULE 3.1(h)

LIENS AND ENCUMBRANCES

1.
Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, from Gulf Coast Oil Corporation, as Mortgagor, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated as of April 26, 2006, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Atascosa County	Filed on April 27, 2006, under Instrument No. 81631, Official Records

	McMullen County	Filed on April 27, 2006, under Instrument No. 61695 Volume 168 Page 371

2.
UCC-1 Financing Statement reflecting Gulf Coast Oil Corporation, as Debtor, and Laurus Master Fund, Ltd., as Secured Party, relating to the Mortgage dated as of April 26, 2006, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	McMullen County	Filed on April 28, 2006, Volume 168 Page 426

3.
Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Gulf Coast Oil Corporation, as Mortgagor, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated as of June 30, 2006, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Atascosa County	Filed on July 3, 2006, under Instrument No. 83177, Official Records

	McMullen County	Filed on July 3, 2006, under Instrument No. 61899 Volume 170 Page 01

4.
UCC-1 Financing Statement reflecting Gulf Coast Oil Corporation, as Debtor, and Laurus Master Fund, Ltd., as Secured Party, relating to the Mortgage dated as of June 30, 2006, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Atascosa County	Filed on July 10, 2006, under Instrument No. 83277, Official Records

	McMullen County	Filed on July 3, 2006, Volume 170 Page 92

5.
First Amendment to Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from Gulf Coast Oil Corporation, as Mortgagor, to Eugene Grin, as Trustee, for the benefit of Laurus Master Fund, Ltd., as Mortgagee, dated January 30, 2007, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Atascosa County	Filed on February 5, 2007, under Instrument No. 88090, Official Records

	McMullen County	Filed on February 5, 2007, under Instrument No. 62467 Volume 173 Page 89

6.
UCC-1 Financing Statement reflecting Gulf Coast Oil Corporation, as Debtor, and Laurus Master Fund, Ltd., as Secured Party, relating to the First Amendment dated January 30, 2007, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Atascosa County	Filed on January 10, 2007, under Instrument No. 87556, Official Records

SCHEDULE 3.1(m)

PROPERTY AGREEMENTS; MARKETING AGREEMENTS

A.	Property Agreements

None.

B.	Marketing Agreements

Crude Oil Purchase Agreement, GulfMark Contract No. 52010, dated May 19, 2006, between Gulf Coast Oil Corporation, as Seller, and GulfMark Energy, Inc., as Buyer, as amended.

SCHEDULE 3.1(n)

FUTURE ASSIGNMENT OBLIGATIONS

None.

SCHEDULE 3.1(r)

PRODUCTION IMBALANCES AND RELATED ITEMS

None.

EXHIBIT A

[Confidential Information Removed]

EXHIBIT B

Attached to and made a part of Net Profits Interest Agreement dated as of November 20, 2007, between

Gulf Coast Oil Corporation, as WI Owner, and

Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp., as Assignees

Form of Conveyance of Net Profits Overriding Royalty Interest